Exhibit 99.1

NEWS RELEASE	CONTACT:	Scott B. Flaherty

Executive Vice President & Chief Financial Officer

(561) 413-0112

Willis Lease Finance Corporation Shareholders Deliver Resounding Approval of 3-for-1 Stock Split and All 2026 Proxy Proposals

COCONUT CREEK, FL, June 23, 2026 – Willis Lease Finance Corporation (NASDAQ: WLFC) (the “Company” or “WLFC”), the leading lessor of commercial aircraft engines and a global provider of aviation services, announced today that its shareholders approved a three-for-one forward stock split of the Company’s common stock and a proportionate increase in the number of authorized shares of common stock to accommodate the stock split. The split was also approved by the Company’s Board of Directors and will be effected through an amendment to the Company’s certificate of incorporation (the “Amendment”).

“We are pleased that the 3-to-1 stock split proposal has passed with overwhelming shareholder support, as we believe this action is in the best interests of the Company and our shareholders,” said Charles F. Willis, Executive Chairman of WLFC. “Including the stock split, all five proposals on our 2026 proxy were passed by shareholders. Over the past several years, we have built meaningful momentum across the business, further positioning the Company to capitalize on growth opportunities and create value for shareholders.”

Each shareholder of record as of the close of trading on July 6, 2026 (the “Record Date”) will receive, upon effectiveness of the Amendment, two additional shares for every one share held on the record date. Subject to final approval by Nasdaq, trading is expected to begin on a split-adjusted basis at market open on July 20, 2026.

Willis Lease Finance Corporation

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines and aircraft to airlines, aircraft engine manufacturers and maintenance, repair, and overhaul providers worldwide. These leasing activities are integrated with engine and aircraft trading, engine lease pools, and asset management services through Willis Mitsui & Co. Asset Management Limited, as well as various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Through Willis Engine Repair Center®, Jet Centre by Willis, and Willis Aviation Services Limited, the Company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which the forward-looking statement is based, except as required by law. The Company’s actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as war, terrorist activity and the COVID-19 pandemic; changes in oil prices, rising inflation and other disruptions to world markets; trends in the airline industry and the Company’s ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; the Company’s ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to the Company and its customers; the Company’s ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in the Company’s portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing and current reports filed with the Securities and Exchange Commission. It is advisable, however, to consult any further disclosures the Company makes on related subjects in such filings. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.